Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 25, 2013 in Amendment No. 3 to the Registration Statement (Form S-1 No.333-191268) and related Prospectus of CHC Group Ltd. for the registration of up to $400,000,000 of its Ordinary Shares.

/s/ Ernst & Young LLP

Vancouver, Canada

December 18, 2013